EXHIBIT 10.11

SECOND LIMITED WAIVER AGREEMENT

THIS SECOND LIMITED WAIVER AGREEMENT, dated. as of November 13, 2015 (this "Waiver"), is by and among LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("Borrower"), INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("Guarantor") and CAPITAL ONE, NATIONAL ASSOCIATION ("Lender"),

WITNESSETH:

a. Borrower (as successor by assignment from Waterman Steamship Corporation ("WSC")), Guarantor and Lender are parties to that certain Loan Agreement dated as of December 28, 2011 (the "Original Loan Agreement"), which was amended by a First Amendment to Loan Agreement dated as of December 14, 2012 by and among WSC, Borrower, Guarantor and Lender (the "First Amendment"), a Second Amendment to Loan Agreement by and among Borrower, Guarantor and Lender dated October 30, 2014 (the "Second Amendment") and a Third Amendment to Loan Agreement by and among Borrower, Guarantor and Lender dated November 25, 2014 (the "Third Amendment;" the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, this Waiver and any future amendments, the "Agreement"),

b. Borrower and Lender have entered into a Limited Waiver Agreement dated as of September 30, 2015 (the "Prior Waiver”). Borrower has requested that Lender permanently waive any Default or Event of Default arising from Guarantor's failure to comply with the financial covenants contained in Sections 7.01 (a), (b), (c) and (d) of the Agreement. for the fiscal period ending September 30, 2015 (the "Designated Third Quarter Default") and further agree to not test Borrower's compliance with the financial covenants in Sections 7,01(a), (b), (c) and (d) of the Agreement for the fiscal quarters ending December 31, 2.015 and March 31, 2016 as hereinafter provided, with testing to recommence for the fiscal quarter ending June 30, 2016;

WHEREAS, Lender is willing to waive the Designated Third Quarter Default for the remaining term of the Agreement, and agrees to not test Borrower's compliance with the financial covenant in Sections 7.01 (a), (b), (e) and (d) of the Agreement for the fiscal quarters ending December 31, 2015 and March 31, 2016 as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and. valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble hereto) have the meanings assigned to them in the Agreement.

SECTION 2. Limited Waivers to the Agreement.

(a) Lender hereby waives the Designated Third Quarter Default for the remaining term of the Agreement.

(b) It is hereby agreed to and understood by the parties to this Waiver that: (i) the waiver set forth herein shall be effective (subject to the terms of this Waiver) from the Waiver Effective Date through the remaining term of the Agreement; (ii) Lender has no obligation to waive any future Defaults or Events of Default with respect to compliance with the financial covenants contained in Sections 7.01 (a), (b), (c) and (d) for the fiscal quarters ending June 30, 2016 and thereafter; (iii) this Waiver does not waive any Default or Event of Default that may exist or hereafter occur with respect to any default not included in the Designated Third Quarter Default; and (iv) this waiver does not constitute an amendment or modification of the Agreement.

SECTION 3. Testing of Compliance. The financial covenants set forth in Sections 7.01 (a), (b), (c) and (d) of the Agreement (respectively, the "Financial Covenants") will not be tested for the fiscal quarters ending December 31, 2015 and March 31, 2016, but the Borrower and Borrower's Guarantor will calculate and report the calculations of such covenants in each quarterly Compliance Certificate. For the fiscal quarters ending June 30, 2016, and thereafter, the Financial Covenants set forth in Sections7.01 (a), (b), (c) and (d) of the Agreement would remain unchanged.

SECTION 4. Representations, Warranties and Agreements. Borrower and Guarantor hereby represent and warrant to Lender that:

(a) This Waiver has been duly executed and delivered by Borrower and. Guarantor and constitutes (assuming due execution by Lender) a legal, valid and binding obligation of Borrower and Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with Borrower's or Guarantor's execution, delivery or performance of this Waiver.

(b) After giving effect to this Waiver, the representations and warranties set forth in the Agreement and in each other Related. Document are true, accurate and complete in all material respects on and as of the Waiver Effective Date (as defined below) with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c) As of the Waiver Effective date, after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

(e)The execution and delivery of this Waiver or any other document delivered by Borrower and Guarantor in connection herewith does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it.

SECTION 5. Effectiveness. This Waiver shall become effective immediately upon its execution by Borrower, Guarantor and Lender on November 13, 2015 (such date, the "Waiver Effective Date").

SECTION 6. Reaffirmation of Existing Debt and Liens. Borrower and Guarantor hereby acknowledge and confirm that (a) Borrower's and Guarantor's respective obligations to repay the Indebtedness under the applicable Related Documents, are valid, binding, and unconditional, and are not subject to any offsets, defenses, counterclaims, credits or adjustments of any kind or nature, or if Borrower or Guarantor has any such claims, counterclaims, offsets, credits or defenses, the same are hereby fully and irrevocably waived, relinquished and released in consideration of the execution and delivery of this Waiver by Lender; (b) Lender has a valid and enforceable first priority perfected Lien against the Collateral, and this Waiver shall in no manner impair or otherwise adversely affect such Lien, (d) Lender has performed fully all of its obligations under the Agreement and the Related Documents; and (e) by entering into this Waiver, except as expressly set forth in Sections 2 and 3 hereof, Lender does not waive or release any term or condition of the Agreement or of any other document or instrument, or any of their, rights or remedies under such Agreement or Related Documents or applicable law, or any of Borrower's Indebtedness thereunder.

SECTION 7. Effect of this Waiver.

(a) Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender under the Agreement or any Related Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Related Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Related Document in similar or different circumstances.

(b) This Waiver shall constitute a "Related Document" for all purposes of the Agreement and the other Related Documents.

SECTION 8. APPLICABLE LAW. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS 01 THE, STATE OF LOUISIANA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF,

SECTION 9. Counterparts. This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Waiver by telecopy shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. Release of Claims. In consideration of Lender's willingness to enter into this Waiver, Borrower and Guarantor each hereby releases and forever discharges Lender and its successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and. affiliates (hereinafter all of the above collectively referred to as the "Lender Group"). from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Agreement and Related Documents through the date of this Waiver, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which. Borrower and/or Guarantor may have or claim to have against any of the Lender Group.

SECTION 11. Miscellaneous.

(a) This Waiver shall be binding on and shall inure to the benefit of Borrower, Guarantor, Lender and their respective successors and permitted assigns. The terms and provisions of this Waiver are for the purpose of defining the relative rights and obligations of Borrower, Guarantor and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Waiver.

(b) Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

(c) Wherever possible, each provision of this Waiver shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Waiver shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver.

SECTION 12. Entirety. This Waiver and the Agreement and other Related Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof This Waiver and. the Agreement and other Related Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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LCI SHIPHOLDINGS, INC.

as Borrower

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President – Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: Vice President – Treasurer

CAPITAL ONE, NATIONAL ASSIOCATION

as  Lender

By: /s/ Al Krupog

Name: Al Krupog

Title: Senior Vice President